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                                                                   EXHIBIT 10(w)

                  AMENDMENT NO. 1 EFFECTIVE AS OF JULY 1, 1999
                                       TO
                     EMPLOYMENT CONTRACT DATED 31 JULY 1997
                                 BY AND BETWEEN
                    DELPHI AUTOMOTIVE SYSTEMS LUXEMBOURG S.A.
                                       AND
                               JOSE MARIA ALAPONT


WHEREAS, Mr. Jose Maria Alapont (the "Employee") and Delphi Automotive Systems Luxembourg S.A. (the "Company") entered into an Employment Contract dated 31 July 1997 (the "Agreement");

WHEREAS, in connection with the appointment of the Employee as the President of Delphi Automotive Systems Europe, the Employee has been requested by the Company to be temporarily detached from the Company in Luxembourg (the "Home Unit") to Delphi Automotive Systems European Headquarters in Paris, France (the "Host Unit");

WHEREAS, the Employee has accepted such appointment and has agreed to be temporarily detached to Delphi Automotive Systems European Headquarters in Paris, France; and

WHEREAS, the Company and the Employee wish to amend the Agreement in order to set forth terms of the detachment of the Employee to the Host Unit and certain other matters relating to the remuneration and employment of the Employee in his new position.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee and the Company hereby agree to as follows:

1.    APPOINTMENT AS PRESIDENT OF DELPHI AUTOMOTIVE SYSTEMS EUROPE

      Article 1 of the Agreement is hereby amended by deleting the last two sentences thereof and replacing them as follows:

      "The Employee will effective as of July 1, 1999 be the President of Delphi Automotive Systems Europe and will be based in Paris, France at Delphi's European Headquarters (the "Host Unit"). As a result of this new assignment, the Employee will be temporarily detached from the Company in Luxembourg (the "Home Unit") in accordance with Delphi policies in effect from time to time. The Employee consents to the temporary detachment from the Home Unit to the Host Unit."

2.    SALARY

      Article 4 of the Agreement is hereby amended by deleting the first sentence thereof and replacing it as follows:

      "Annual gross salary of the Employee will be Lfr 14,419,230."

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3.    ADDITIONAL PAYMENTS

      3.1.    13TH MONTH SALARY; VACATION

              Article 5(a) of the Agreement is hereby amended by deleting the first sentence thereof and replacing it as follows:

              "The gross annual salary will be paid at such times to Employee as is consistent with the payroll practices and policies of the Home Unit. Notwithstanding anything to the contrary contained in the Agreement, the Employee's vacation entitlement will be determined by the rules of the Home Unit. However, paid statutory holidays are determined by the rules of the Host Unit."

      3.2.    ANNUAL BONUS

              Article 5(b) of the Agreement is hereby amended by adding the following:

              "The Annual Bonus for 1999 and following years will be contained in a separate document sent to you by or on behalf of the Company from time to time. The Employee acknowledges and agrees that the Annual Bonus is not guaranteed and is based, inter alia, on the performance of Delphi and Employee's personal performance."

      3.3.    PERFORMANCE ACHIEVEMENT (PAP)

              Article 5(c) of the Agreement is hereby amended by adding the following:

              "The Performance Achievement (PAP) for years subsequent to 1999 will be contained in a separate document sent to you by or on behalf of the Company from time to time. The Employee acknowledges and agrees that the Performance Achievement (PAP) is not guaranteed and is based, inter alia, on the performance of Delphi and Employee's personal performance."

      3.4.    STOCK OPTION GRANTS

              Article 5(d) of the Agreement is hereby amended by adding the following:

              "The Stock Option Grants for years subsequent to 1999 will be contained in a separate document sent to you by or on behalf of the Company from time to time. The Employee acknowledges and agrees that the Stock Option Grants are not guaranteed and are based, inter alia, on the performance of Delphi and Employee's personal performance."

      3.5.    BENEFITS AND ARRANGEMENTS

              Article 5(e) of the Agreement is hereby amended by adding the following:

              "Housing Allowance - For a three-year period commencing July 1, 1999, the Employee will receive a monthly housing allowance of Lfr 2,835,000. The housing allowance is payable in full to the Employee even if the monthly rental cost of the Employee's leased premises in Paris is less than the amount of the monthly housing allowance. The Employee consents to the Host Unit executing in the name of the Host Unit a lease for the Employee's leased premises in the Paris region and paying the lease payments directly to the landlord in the event that it is more tax efficient for French income tax purposes for the housing allowance to be paid in this manner. Such payment will not affect the Employee's entitlement to

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              the full amount of the monthly housing allowance as described in the second sentence of this clause (i)

      3.6.    TRAVEL HARDSHIP ALLOWANCE ("PRIME D'EXPATRIATION")

              Article 5 of the Agreement is hereby amended by adding a new
              Section 5(g) after Section 5(f):

              "(g) Travel Hardship Allowance (prime d'expatriation) Employee's temporary detachment from the Home Unit to the Host Unit will entail several assignments abroad (outside of France) in order for Employee to effectively fulfill his responsibilities as President of Delphi Automotive Systems Europe. In order to compensate Employee for the burden incurred as a result of the contemplated business travels outside of France, during the temporary detachment to the Host Unit Employee will receive a travel hardship allowance (prime d'expatriation) equal to FF 4,325,770 in the event that the Employee spends more than 90 work days outside of France. Following the end of the Employee's temporary detachment, the travel hardship allowance will terminate and the Home Unit shall either (i) implement a similar travel hardship allowance if permitted under Luxembourg law or (ii) take such steps to compensate the Employee for the loss of such allowance in the Employee's base salary as a result of the end of the temporary detachment."

4.    HOST UNIT HEALTHCARE PLAN

      Article 12 of the Agreement is hereby amended by adding the following at the end of such Article:

      "During the term of the Employee's temporary detachment, the Employee will be entitled to benefit under the Delphi Automotive Systems France healthcare plan specifically dedicated to European expatriates.

5.    CONSEQUENCES OF DETACHMENT

      5.1.    HOME UNIT SOCIAL SECURITY

              A new Article 15 will be added after Article 14 as follows:

              "ARTICLE 15 - HOME UNIT SOCIAL SECURITY Notwithstanding the temporary detachment from the Home Unit, the Employee will be maintained in the Luxembourg Social Security system. The Employee will continue to be responsible for paying employee's Social Security in Luxembourg. The Employee's Social Security contributions will be withheld from the Employee's home country deposit and will be paid therefrom by the Home Unit to the Luxembourg Social Security authority. The Company will continue to be responsible for paying employer's Social Security in Luxembourg. In order to implement the foregoing, the Home Unit has obtained a Form E101 for a one-year period ending June 30, 2000 and the Home Unit will use its best efforts to renew this Form E101 until the earlier of (a) the duration of the Employee's temporary detachment to the Host Unit and (b) June 30, 2004."

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      5.2.    INCOME TAX EQUALIZATION

              A new Article 16 will be added after new Article 15 as follows

              "ARTICLE 16 - INCOME TAX EQUALIZATION

                    (a) Commencing July 1, 1999 and during the term of your temporary detachment to the Host Unit, the Employee will benefit from an income tax equalization process under which a US "hypothetical" income tax will be calculated by Deloitte & Touche as agent for the Host Unit and deducted from the Employee's local pay at the Host Unit in accordance with the rules and policies applicable to Delphi US ISPs in effect from time to time as if the Employee's home unit was the US ("US Tax Equalization"). The Host Unit will then, in turn, pay all local income taxes due in respect of the Employee. For the avoidance of doubt, the US Tax Equalization will be solely for income tax purposes and not for social security purposes. Consistent with applicable Delphi rules and policies, US hypothetical tax will be withheld on all monthly salary payments and other periodic payments to the Employee and will be trued up annually.

                    (b) In addition to the US Tax Equalization described in clause (a) above, the Employee will also be entitled to benefit from income tax equalization for the period commencing on the date the Employee began employment with the Company until June 30, 1999.

                    (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the Employee will not benefit from US Tax Equalization in respect of: (i) all income (including capital gains and losses) earned from any source anywhere in the world for any period prior to the date on which the Employee began employment with the Company, (ii) any compensation received by the Employee from his former employer in consideration of a non-competition undertaking between the Employee and his former employer, and (iii) all income earned from or capital gains or losses in respect of stock options, stock appreciation rights, phantom stock or other similar instruments or plans issued by, relating to or linked to the equity of any company other than Delphi Automotive Systems Corporation or General Motors Corporation."

      5.3.    SENIORITY; REPATRIATION

              A new Article 17 will be added after Article 16 as follows:

              "ARTICLE 17 - SENIORITY; REPATRIATION The Employee's temporary detachment from the Home Unit will not result in the interruption of the Employee's seniority within the Home Unit. At the end of the Employee's temporary detachment, the Home Unit will be responsible for the Employee's repatriation."

      5.4.    NO ENTITLEMENT TO PROFIT SHARING

              A new Article 18 will be added after Article 17 as follows:

              "ARTICLE 18 - NO ENTITLEMENT TO PROFIT SHARING AND GAIN SHARING The Employee, since he is an unclassified employee, will not be entitled to receive any profit sharing premium related to the profits of the Host Unit or in any gain sharing premium of the Host Unit."


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6.    EFFECTIVENESS

       The amendments contained in this Amendment No. 1 shall amend the Agreement effective as of July 1, 1999. Except as expressly set forth in Articles 1 to 5 of this Amendment No. 1, all other provisions of the Agreement shall (a) continue in full force and effect and (b) not in any way be affected by this Amendment No. 1.

7.     VALIDITY

       If any provision of this Amendment No. 1 is determined to be void, illegal or unenforceable under the applicable governing law, the parties agree to replace any such void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

8.     SECTION HEADINGS

       Section headings and titles herein are for convenience of reference only and do not define or limit the provisions of this Agreement.

IN WITNESS WHEREOF, the Employee and the Company have executed this Amendment No. 1 in multiple counterparts effective as of the date first above written.

DELPHI AUTOMOTIVE SYSTEMS LUXEMBOURG S.A.




By
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Title
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         Jose Maria Alapont


Approved:
DELPHI AUTOMOTIVE SYSTEMS CORPORATION




By
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Title
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